Exhibit 3.1

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “PGS SOLUTIONS, INC.”, CHANGING ITS NAME FROM “PGS SOLUTIONS, INC. “ TO “VANGENT, INC.”,  FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF FEBRUARY, A.D. 2007, AT 4:01 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

/s/ Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State
3887985 8100	[SEAL]	AUTHENTICATION: 5437949

070175508		DATE: 02-15-07

1

State of Delaware Secretary of State Division of Corporations Delivered 04:01 PM 02/15/2007 FILED 4:01 PM 02/15/2007 SRV 070175508 – 3887985 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

PGS SOLUTIONS, INC.

February 15, 2007

The undersigned, for the purpose of amending the Certificate of Incorporation of PGS Solutions, Inc. under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

FIRST:            That Article 1 of the Certificate of Incorporation be and is hereby amended to read as follows:

The name of the corporation (the “Corporation”) is Vangent, Inc.

SECOND:       That the amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

[Signature page follows.]

                IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Amendment of Certificate of Incorporation as of the date first written above.

By:	/s/ Ramzi M. Musallam
	Name:	Ramzi M. Musallam
	Title:	Secretary

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “PEARSON GOVERNMENT SOLUTIONS, INC.” CHANGING ITS NAME FROM “PEARSON GOVERNMENT SOLUTIONS, INC. “ TO “PGS SOLUTIONS, INC.” FILED IN THIS OFFICE ON THE EIGHTH DAY OF FEBRUARY, A.D. 2007, AT 6:37 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

/s/ Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State
3887985 8100	[SEAL]	AUTHENTICATION: 5420490

070144931		DATE: 02-09-07

1

State of Delaware Secretary of State Division of Corporations Delivered 06:37 PM 02/08/2007 FILED 06:37 PM 02/08/2007 SRV 070144931 – 3887985 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

PEARSON GOVERNMENT SOLUTIONS, INC.

February 8, 2007

The undersigned, for the purpose of amending the Certificate of Incorporation of Pearson Government Solutions, Inc. under the General Corporation Law of the State of Delaware ( the “DGCL”), does hereby certify:

FIRST:            That Article 1 of the Certificate of Incorporation be and is hereby amended to read as follows:

The name of the corporation (the “Corporation”) is PGS Solutions, Inc.

SECOND:       That the amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Amendment of Certificate of Incorporation as of the date first written above.

By:	/s/ Steven A Wells
	Name:	Steven A Wells
	Title:	Secretary

Signature Page to Certificate of Amendment of Certificate of Incorporation of Pearson Government Solutions, Inc.

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “PEARSON GOVERNMENT SOLUTIONS, INC.”, FILED IN THIS OFFICE ON THE THIRTIETH DAY OF NOVEMBER, A.D. 2004, AT 11:38 O’CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF INCORPORATION IS THE FIRST DAY OF JANUARY, A.D. 2005.

/s/ Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State
3887985 8100	[SEAL]	AUTHENTICATION: 3506561

040857062		DATE: 11-30-04

1

State of Delaware Secretary of State Division of Corporations Delivered 11:50 AM 11/30/2004 FILED 11:38 AM 11/30/2004 SRV 040857062 – 3887985 FILE

CERTIFICATE OF INCORPORATION

OF

PEARSON GOVERNMENT SOLUTIONS, INC.

The undersigned incorporator, for the purpose of organizing a corporation under the General Corporation Law of the State of Delaware, hereby certifies as of this 30th day of November, 2004 as follows:

FIRST: The name of the corporation (the “Corporation”) is Pearson Government Solutions, Inc.

SECOND: This Certificate shall be effective from January 1, 2005.

THIRD: The address of the registered office of the Corporation in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The name of the registered agent at such address is Corporation Service Company.

FOURTH: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FIFTH: The total number of shares of stock which the Corporation shall have authority to issue is One Thousand (1,000) shares of common stock, par value $.01 per share.

SIXTH: The name and the mailing address of the incorporator are as follows:

John W. Bolin

c/o Morgan, Lewis & Bockius LLP

101 Park Avenue

New York, New York 10178-0060

SEVENTH: The Board of Directors is expressly authorized to adopt, amend and repeal By-Laws.

EIGHTH: Unless and except to the extent that the By-Laws shall so require, the election of directors of the Corporation need not be by written ballot.

NINTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may (a) on the application in a summary way of this Corporation or of any creditor or stockholder thereof, (b) on the application of any receiver or receivers appointed for this Corporation under Section 291 of Title 8 of the Delaware Code or (c) on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

TENTH: Each person who at any time is or was an officer or director of the Corporation and is or was threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was an officer or director of the Corporation or is or was serving at the request of the Corporation as an officer or director of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such action, suit or proceeding to the full extent permitted by Section 145 of the General Corporation Law of the State of Delaware. The foregoing right of indemnification shall in no way be deemed exclusive of any other rights of indemnification to which such officer or director may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

ELEVENTH: No person who is or was a director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director unless and only to the extent that such director is liable (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of the State of Delaware or any amendment thereto or successor provision thereto or (d) for any transaction from which the director derived an improper personal benefit. This article shall not eliminate or limit the liability of a director for any act or omission occurring prior to the date when this article becomes effective. No amendment to, repeal or adoption of any provision of the certificate of incorporation inconsistent with this article shall apply to or have any effect on the liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment, repeal or adoption of an inconsistent provision.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned incorporator has executed this Certificate of Incorporation as of the year and date first written above.

/s/ John W. Bolin
John W. Bolin
Sole Incorporator

[Signature page to Certificate of Incorporation]

Secretary of State	CONTROL NUMBER	:	0507420
Corporations Division	EFFECTIVE DATE:	:	02/09/2005
315 West Tower	JURISDICTION	:	DELAWARE
#2 Martin Luther King, Jr. Dr.	REFERENCE	:	0091
Atlanta, Georgia 30334-1530	PRINT DATE	:	02/09/2005
	FORM NUMBER	:	316

ORIGIN INFORMATION & SERVICES, INC.

233 MITCHELL ST SW, STE 550

ATLANTA, GA 30303

CERTIFICATE OF AUTHORITY TO TRANSACT BUSINESS

I, Cathy Cox, the Secretary of State and the Corporations Commissioner of the State of Georgia, do hereby certify under the seal of my office that

PEARSON GOVERNMENT SOLUTIONS, INC.
A FOREIGN PROFIT CORPORATION

has been duly incorporated under the laws of the jurisdiction set forth above and has filed an application meeting the requirements of Georgia law to transact business as a foreign corporation in this state.

WHEREFORE, by the authority vested in me as Corporations Commissioner, the above named corporation is hereby granted, on the effective date stated above, a certificate of authority to transact business in the State of Georgia as provided by Title 14 of the Official Code of Georgia Annotated.

WITNESS my hand and official seal in the City of Atlanta and the State of Georgia on the date set forth above.

/s/ Cathy Cox
[SEAL]	Cathy Cox
Secretary of State

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

PEARSON GOVERNMENT SOLUTIONS, INC.

February 8, 2007

The undersigned, for the purpose of amending the Certificate of Incorporation of Pearson Government Solutions, Inc. under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

FIRST:            That Article I of the Certificate of Incorporation be and is hereby amended to read as follows:

The name of the corporation (the “Corporation”) is PGS Solutions, Inc.

SECOND:       That the amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Amendment of Certificate of Incorporation as of the date first written above.

By:	/s/ Steven A Wells
	Name:	Steven A Wells
	Title:	Secretary

Signature Page to Certificate of Amendment of Certificate of Incorporation of Pearson Government Solutions, Inc.

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

PGS SOLUTIONS, INC.

February 15, 2007

The undersigned, for the purpose of amending the Certificate of Incorporation of PGS Solutions, Inc. under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

FIRST:            That the Article I of the Certificate of Incorporation be and is hereby amended to read as follows:

The name of the corporation (the “Corporation”) is Vangent, Inc.

SECOND:       That the amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Amendment of Certificate of Incorporation as of the date first written above.

By:	/s/ Ramzi M. Musallam
	Name:	Ramzi M. Musallam
	Title:	Secretary